SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2009
Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13783 (Commission File Number)	76-0542208 (I.R.S. Employer Identification Number)
1800 West Loop South, Suite 500
Houston, Texas 77027
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 860-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

EXPLANATORY NOTE
     This Current Report on Form 8-K/A (this “Amendment No. 1”) updates the Current Report on Form 8-K filed by Integrated Electrical Services, Inc. on September 21, 2009 (the “Form 8-K”) to add as Exhibit 99.1 the Company’s adjusted Balance Sheet and Statement of Operation as of and for the fiscal year ended September 30, 2008, as of and for the three months ended December 31, 2008, as of and for the three and six months ended March 31, 2009 and as of and for the three and nine months ended June 30, 2009. Additionally, this Amendment No. 1 updates from the Form 8-K (i) the amount of non-cash charges that should have been included in the Company’s unaudited condensed consolidated financial statements for the three months ended December 31, 2008 and (ii) the aggregate amount of adjustments to fixed assets and depreciation expense, which were discovered by the Company during the fiscal quarter ended June 30, 2009.

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On September 15, 2009, the Audit Committee of the Board of Directors of Integrated Electrical Services, Inc. (the “Company”), upon the recommendation of management and after discussion with the Company’s independent registered public accounting firm, Ernst & Young LLP, concluded that (i) the Company’s audited consolidated financial statements as of and for the fiscal year ended September 30, 2008 and (ii) the Company’s unaudited condensed consolidated financial statements as of and for the three months ended December 31, 2008, as of and for the three and six months ended March 31, 2009 and as of and for the three and nine months ended June 30, 2009 (collectively, with the fiscal year ended September 30, 2008, the “Prior Periods”), should no longer be relied upon as being in compliance with U.S. Generally Accepted Accounting Principles (GAAP).
     As disclosed in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2009, the Company has previously undertaken an evaluation, based on the guidance in Statement of Financial Accounting Standard No. 154 “Accounting Changes & Error Corrections” (“SFAS 154”), Accounting Principles Board No. 28 “Interim Financial Reporting” (“APB 28”), Statement of Financial Accounting Standard No. 16 “Prior Period Adjustments” (“SFAS 16”), SEC Staff Accounting Bulletin No. 99 “Materiality” (“SAB 99”) and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), to determine whether a restatement of the Prior Period financial statements was required as a result of errors recorded during such Prior Periods.
     SFAS 154 requires that corrections of errors be recorded by restatement of prior periods if the errors are material. While in previous periods management had considered the Prior Period errors to be immaterial, after additional consultation with the Securities and Exchange Commission, and the Company’s independent registered public accounting firm, the Company concluded that it will restate the previously issued financial statements for each of the Prior Periods.

     The Company’s audited consolidated financial statements as of and for the fiscal year ended September 30, 2008, should have included $0.4 million in non-cash charges (net, after tax) that were recorded in the first and second quarters of fiscal year 2009. In addition, the unaudited condensed consolidated financial statements for the three months ended December 31, 2008 should have included an additional $0.6 million in non-cash charges (net, after tax) that were recorded in the second and third quarters of fiscal year 2009. The tables attached as Exhibit 99.1 hereto reflect the correction of these errors.
     These accounting errors primarily include additional non-cash charges for miscellaneous accruals, medical claims, and intercompany expenses that should have been accrued at September 30, 2008 and December 31, 2008 but were, instead, reflected in the income statement for the fiscal quarter ended March 31, 2009. These errors were primarily identified in the fiscal quarter ended March 31, 2009 and resulted from control weaknesses at the Company’s corporate office. These control issues were both identified and remediated during fiscal quarter ended March 31, 2009. Accordingly, internal controls have been strengthened by improving the corporate office account reconciliation process and implementing certain staffing changes.
     In addition, during the fiscal quarter ended June 30, 2009, the Company discovered adjustments to fixed assets and depreciation expense, totaling $0.1 million in non-cash benefits (net, after tax), that should have been recorded during the Prior Periods. This error, which impacted fixed assets and related depreciation, was discovered through the implementation of the Company’s enhanced fixed asset accounting system.
     The errors disclosed herein did not impact the Company’s previously reported cash and cash equivalents or loan covenants for any of the Prior Periods. The Company is continuing to assess all necessary adjustments and will issue restated financial statements for the Prior Periods as soon as practicable after their preparation, review, and completion. While the Company cannot accurately predict when the preparation of the restated financial statements will be completed, it is anticipated that all restatements will be completed prior to the filing of the Company’s annual report on Form 10-K for the fiscal year ending September 30, 2009.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
Exhibit 99.1
Adjusted Balance Sheet and Statement of Operation of Integrated Electrical Services Inc. as of and for the fiscal year ended September 30, 2008, as of and for the three months ended December 31, 2008, as of and for the three and six months ended March 31, 2009 and as of and for the three and nine months ended June 30, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
Date: September 22, 2009	/s/ William L. Fiedler
William L. Fiedler
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1
Adjusted Balance Sheet and Statement of Operation of Integrated Electrical Services Inc. as of and for the fiscal year ended September 30, 2008, as of and for the three months ended December 31, 2008, as of and for the three and six months ended March 31, 2009 and as of and for the three and nine months ended June 30, 2009